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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 on Form S-2 to Registration Statement No.333-22147 of GRC International, Inc. on Form S-3 of our report dated August 20, 1996, included and incorporated by reference in the Annual Report on Form 10-K of GRC International, Inc. for the year ended June 30, 1996, and to the use of our report dated August 20, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP



McLean, Virginia

April 16, 1997